UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2012

ModusLink Global Solutions, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35319	04-2921333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road

Waltham, Massachusetts 02451

(Address of Principal Executive Offices)

(781) 663-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2012, ModusLink Global Solutions, Inc. (the “Company”) issued a press release announcing that on December 11, 2012 it had received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Listing Rule 5250(c)(1) and notifying the Company that trading of the Company’s common stock would be subject to suspension and the Company’s securities removed from listing and registration on the Nasdaq Stock Market on December 18, 2012. However, the Company has the right to appeal this determination and, prior to December 18, 2012, the Company plans to appeal and request a hearing before Nasdaq’s Hearings Panel. The request for a hearing will stay the suspension by Nasdaq of trading and delisting of the Company’s securities until 15 days from the date of the Company’s request. The Company also plans to request a further stay of the suspension and delisting, pending the hearing, which Nasdaq may grant in its discretion. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODUSLINK GLOBAL SOLUTIONS, INC.

Date: December 13, 2012	By:	/s/ Steven G. Crane
Name: Steven G. Crane Title: Chief Financial Officer